                                                                      EXHIBIT 11

                         COMARCO, INC. AND SUBSIDIARIES

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              FOR THE YEAR ENDED JANUARY 31,
                                                           -----------------------------------
                                                            2001          2000           1999
                                                           -------       -------       -------
BASIC:
Net income from continuing operations ...............      $ 4,550       $ 3,586       $ 3,971
Weighted average shares outstanding .................        6,751         6,572         6,912
                                                           -------       -------       -------
Basic income per share from continuing operations ...      $  0.67       $  0.55       $  0.57
                                                           =======       =======       =======

Net income (loss) from discontinued operations ......      $    (9)      $  (433)      $ 1,712
Weighted average shares outstanding .................        6,751         6,572         6,912
                                                           -------       -------       -------
Basic income (loss) per share from discontinued
     operations .....................................      $    --       $ (0.07)      $  0.25
                                                           =======       =======       =======

Net income ..........................................      $ 4,541       $ 3,153       $ 5,683
Weighted average shares outstanding .................        6,751         6,572         6,912
                                                           -------       -------       -------

Basic income per share ..............................      $  0.67       $  0.48       $  0.82
                                                           =======       =======       =======

DILUTED:
Net income from continuing operations ...............      $ 4,550       $ 3,586       $ 3,971
Effect of subsidiary options ........................         (307)         (216)         (267)
                                                           -------       -------       -------
Net income used in calculation of diluted income per
     share from continuing operations ...............      $ 4,243       $ 3,370       $ 3,704
                                                           =======       =======       =======

Weighted average shares outstanding .................        6,751         6,572         6,912
Effect of dilutive securities - stock options .......          254           265           306
                                                           -------       -------       -------
Weighted average shares used in calculation of
     diluted income per share from continuing
     operations .....................................        7,005         6,837         7,218
                                                           =======       =======       =======

Diluted income per share from continuing operations .      $  0.61       $  0.49       $  0.51
                                                           =======       =======       =======

Net income (loss) from discontinued operations ......      $    (9)      $  (433)      $ 1,712
Effect of subsidiary options ........................           --            --            --
                                                           -------       -------       -------
Net income (loss) used in calculation of diluted
     income per share from discontinued operations ..      $    (9)      $  (433)      $ 1,712
                                                           =======       =======       =======

                            (continued on next page)

                         COMARCO, INC. AND SUBSIDIARIES

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                   (CONTINUED)

                                                              FOR THE YEAR ENDED JANUARY 31,
                                                           -----------------------------------
                                                            2001          2000           1999
                                                           -------       -------       -------
Weighted average shares outstanding .................        6,751         6,572         6,912
Effect of dilutive securities - stock options .......          254           265           306
                                                           -------       -------       -------
Weighted average shares used in calculation of
     diluted income (loss) per share from
     discontinued operations ........................        7,005         6,837         7,218
                                                           =======       =======       =======

Diluted income (loss) per share from discontinued
     operations .....................................      $    --       $ (0.06)      $  0.24
                                                           =======       =======       =======

DILUTED:
Net income ..........................................      $ 4,541       $ 3,153       $ 5,683
Effect of subsidiary options ........................         (307)         (216)         (267)
                                                           -------       -------       -------
Net income used in calculation of diluted income per
     share ..........................................      $ 4,243       $ 2,937       $ 5,416
                                                           =======       =======       =======

Weighted average shares outstanding .................        6,751         6,572         6,912
Effect of dilutive securities - stock options .......          254           265           306
                                                           -------       -------       -------
Weighted average shares used in calculation of
     diluted income per share .......................        7,005         6,837         7,218
                                                           =======       =======       =======

Diluted income per share ............................      $  0.61       $  0.43       $  0.75
                                                           =======       =======       =======